Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification No.)

1999 Avenue of the Stars — Floor 26
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey
Vice President and Assistant General Counsel
J. P. Morgan Trust Company, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, New York 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)

Range Resources Corporation
(Exact name of obligor as specified in its charter)

Delaware	34-1312571
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

777 Main Street, Suite 800
Ft. Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

6 3/8% SENIOR SUBORDINATED NOTES DUE 2015
(Title of the indenture securities)

Item 1.     General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.     Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.     List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see
Exhibit 1 to Form T-1 filed in connection with Form 8K of the
Southern California Water Company filing, dated December 7,
2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business
(see Exhibit 2 to Form T-1 filed in connection with
Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers
(contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1
filed in connection with Form 8K of the Southern California
Water Company filing, dated December 7, 2001, which is
incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the
Act (see Exhibit 6 to Form T-1 filed in connection with
Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.	A copy of the latest report of condition of the Trustee,
published pursuant to law or the requirements of its
supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

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SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 22nd day of March, 2005.

J. P. Morgan Trust Company, National Association

By /s/ MARY JANE HENSON
Mary Jane Henson
Vice President

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Exhibit 7.          Report of Condition of the Trustee.

Consolidated Report of Condition of J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

(Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067

	(Street)	(City)	(State)	(Zip)

as of close of business on           September 30, 2004

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J. P. Morgan Trust Company, National Association

Statement of Condition

September 30, 2004

in thousands
Assets

Cash and Due From Banks	$28,672

Securities	145,134

Loans and Leases	110,847

Premises and Fixed Assets	11,202

Intangible Assets	384,284

Goodwill	201,011

Other Assets	45,941

Total Assets	$927,091

Liabilities

Deposits	$94,426

Other Liabilities	55,575

Total Liabilities	150,001

Equity Capital

Common Stock	600

Surplus	701,587

Retained Earnings	74,903

Total Equity Capital	777,090

Total Liabilities and Equity Capital	$927,091

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